Exhibit 99.1

Agios Shareholders Approve Sale of Oncology Business to Servier

CAMBRIDGE, Mass., March 25, 2021 – Agios Pharmaceuticals, Inc. (NASDAQ: AGIO), a leader in the field of cellular metabolism to treat genetically defined diseases, today announced that its shareholders voted to approve the previously disclosed sale of its commercial, clinical and research-stage oncology portfolio to Servier Pharmaceuticals, LLC, an independent global pharmaceutical company.

Approximately 99.9% of the shares voted at the Special Meeting, representing approximately 90% of the outstanding shares entitled to vote, were voted in favor of the transaction. Agios will file the final vote results, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

Agios expects the close of the transaction to occur around March 31, 2021, subject to the satisfaction of customary closing conditions.

Agios also announced that its board of directors authorized the repurchase of up to $1.2 billion of its outstanding shares after the close of the transaction. Agios expects to conduct the share repurchases over the next 12-18 months, including executing a meaningful portion of the planned repurchases by year-end through a combination of 10b5-1 plans, open market purchases and potentially privately negotiated block sales.

About Agios

Agios is focused on discovering and developing novel investigational medicines to treat genetically defined diseases through scientific leadership in the field of cellular metabolism. The company’s most advanced drug candidate is a first-in-class pyruvate kinase R (PKR) activator, mitapivat, that is currently being evaluated for the treatment of three distinct hemolytic anemias. In addition to its active late-stage clinical pipeline, Agios has multiple novel, investigational therapies in clinical and/or preclinical development. For more information, please visit the company’s website at www.agios.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement in respect of the sale of the oncology business; (ii) the failure to satisfy any of the conditions to the completion of the sale of the oncology business; (iii) the inability to meet expectations regarding the timing and completion of the sale of the oncology business; (iv) the inability to meet expectations regarding the timing, manner and amount of any share repurchases; and (v) other risks and uncertainties described in our reports and filings with the U.S. Securities and Exchange Commission (“SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020, our definitive proxy statement and other subsequent periodic reports we file with the SEC, which are available at http://www.sec.gov and the Company’s website at http://www.agios.com. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statements contained in this communication are made only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

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Contact

Holly Manning, 617-844-6630

Senior Director, Investor Relations

Holly.Manning@agios.com